Exhibit 99.1

Company Contact:	Investor Relations Contacts:
E-Z-EM, Inc.	Lippert/Heilshorn & Associates, Inc.
Tom Johnson ([tjohnson@ezem.com])	Ann Marie Fields (afields@lhai.com)
(800) 544-4624	x3317	(212) 838-3777
www.ezem.com	Bruce Voss ( bvoss@lhai.com )
(310) 691-7100
www.lhai.com

FOR RELEASE AT 9:30AM OCTOBER 30, 2007

E-Z-EM TO MERGE WITH BRACCO DIAGNOSTICS

IN $241 MILLION CASH TRANSACTION

Combination Brings Together Two Leading Brands in the Diagnostic Imaging Market

LAKE SUCCESS, N.Y. (October 30, 2007) – E-Z-EM, Inc. (NASDAQ: EZEM) today announced that it has entered into a merger agreement with Bracco Diagnostics Inc. (Bracco), the US-based subsidiary of Bracco Imaging S.p.A and part of the Bracco Group.Under the terms of the agreement, Bracco will acquire all of the outstanding shares of E-Z-EM for $21.00 per share in cash. The offer price represents an approximate 32% premium over the 10-day average closing price per share for E-Z-EM as of October 29, 2007, the last trading day prior to announcement of the transaction. On a fully diluted basis, the total transaction is valued at approximately $241 million for 100% of the capital stock. As of September 1, 2007, E-Z-EM had no debt outstanding and $44 million in cash, cash equivalents and marketable securities. Concurrently with the transaction, Bracco entered into a voting agreement with certain stockholders of E-Z-EM, representing approximately 34% of E-Z-EM’s outstanding shares, pursuant to which the stockholders have agreed to vote their shares in favor of the merger.

This transaction represents the culmination of a comprehensive strategic alternatives process conducted by the E-Z-EM Board of Directors over the past year to identify the best alternative to create value for E-Z-EM's shareholders. The independent members of the E-Z-EM Board of Directors have unanimously approved the merger agreement, and recommend adoption of the agreement by the E-Z-EM shareholders. Completion of the transaction is contingent upon the satisfaction of customary closing conditions, including the approval of a majority of E-Z-EM’s shareholders and regulatory approval. The transaction is currently expected to close in early 2008.

Commenting on the announcement, Anthony A. Lombardo, president and CEO of E-Z-EM, said “E-Z-EM has had a long association with Bracco Group, as we manufacture one of their oral imaging products and Bracco represents E-Z-EM in Italy as our distributor. Bracco is a world leader in developing contrast agents for diagnostic imaging and is well respected in the global marketplace. The E-Z-EM and Bracco brands are well recognized and respected for quality and clinical performance, and we believe the combination will create significant synergies in our product platforms. We believe that this alignment will enhance the combined companies’ ability to serve an increasingly competitive marketplace, as it creates a global powerhouse in diagnostic imaging well positioned to offer customers a comprehensive set of clinical solutions.”

RBC Capital Markets served as exclusive financial advisor to E-Z-EM on the merger and the review of strategic alternatives, and provided a fairness opinion to the E-Z-EM Board of Directors.

Credit Suisse Securities (USA) LLC and Evercore Partners served as financial advisors to Bracco Diagnostics Inc. in the transaction.

About E-Z-EM, Inc.

E-Z-EM is a leading manufacturer of contrast agents for gastrointestinal radiology. The Company is the developer of VoLumen®, a patent-pending, next generation low density barium sulfate suspension for use as an oral contrast in Multidetector CT (MDCT) and Positron Emission Tomography (PET/CT) studies. The Company also offers Empower®, the first family of CT injectors on the market with patented EDA™ technology that can help detect contrast extravasation, and offers a complete product set for the virtual colonoscopy practitioner. This product line consists of virtual colonoscopy hardware, software, nutritional prep kits and bowel cleaners, tagging agents and a carbon dioxide colon insufflation system. The Company is also the exclusive world-wide manufacturer and marketer of RSDL for military services and first-responder organizations. RSDL is a patented, broad-spectrum liquid chemical warfare agent decontaminant, that neutralizes or removes chemical agents from skin on contact, leaving a non-toxic residue that can be rinsed off with water.

About the Bracco Group

Bracco Imaging S.p.A is one of the world leading companies in the imaging agent business, with products sold in over 80 countries and about 1,250 employees, around 300 of whom work in R&D, Medical and Regulatory Affairs. Bracco Imaging is headquartered in Milan, Italy.

Bracco Imaging S.p.A, is a subsidiary of Bracco S.p.A holding company of the Bracco Group, which also markets Ethical and OTC pharmaceutical products and Healthcare Services in Italy, as well as Advanced Medical Technology systems on a world wide basis, through the Bracco AMT companies, ACIST Medical Systems and Volume Interactions.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, a proxy statement of E-Z-EM, Inc and other materials will be filed with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT E-Z-EM, INC. AND THE PROPOSED MERGER TRANSACTION. The Proxy Statement and other relevant materials, and any other documents filed by E-Z-EM, Inc. with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by E-Z-EM, Inc. by directing a written request to: E-Z-EM, Inc., 1111 Marcus Avenue, Suite LL 26, Lake Success, NY 11042, Attention: Chief Legal Officer. Investors are urged to read the Proxy Statement and the other relevant materials before making any voting or investment decision with respect to the proposed merger.

Participants in the Solicitation

E-Z-EM, Inc., and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger. Information about those executive officers and directors of E-Z-EM, Inc. and their ownership of common stock of the Company is set forth in the Company's Form 10-K for the fiscal year ended June 2, 2007 (the E-Z-EM, Inc.’s 2007 10-K"), and the proxy statement for the Company's 2007 Annual Meeting of Stockholders, which was filed with the SEC on September 28, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interest, by securities or otherwise, will be set forth in the proxy statement and other material to be filed with the SEC in connection with the proposed transaction.

Forward Looking Statements

The statements made in this document contain certain forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions, are intended to identify such forward-looking statements. The forward-looking statements contained in this release may involve numerous risks and uncertainties, known and unknown, beyond the Company’s control. Such risks and uncertainties may include: the ability of the Company to develop its products; the ability of the Company to obtain regulatory and shareholder approval of a merger with Bracco Diagnostics, Inc, satisfaction of all conditions required for successful closing of the merger transaction, unexpected costs or liabilities resulting from the merger transaction, and adverse impact on the Company’s business, if any, resulting from uncertainty surrounding the merger transaction; future actions by the FDA or other regulatory agencies, overall economic conditions, general market conditions, price increases of raw materials and components, foreign currency exchange rate fluctuations as well as the risk factors listed from time to time in the SEC filings of E-Z-EM, Inc., including but not limited to its Annual Report on Form 10-K for the fiscal year ended June 2, 2007 and its Form 10-Q for the quarter ended September 1, 2007. Consequently, actual future results may differ materially from the anticipated results expressed in the forward-looking statements, and investors are cautioned not to place undue reliance on the forward-looking statements included in this release.